As filed with the Securities and Exchange Commission on June 9, 2021

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLARIVATE PLC

(Exact Name of Registrant as Specified in Its Charter)

Jersey, Channel Islands		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Friars House 160 Blackfriars Road London SE1 8EZ United Kingdom
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vistra USA, LLC 888 Seventh Avenue, 5th Floor New York, New York 10016 (212) 500-6259
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Joseph A. Hall
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-239328

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Securities to be offered and sold by the registrant:
Preferred shares	$187,500,000	$20,457
Ordinary shares issuable upon conversion of the preferred shares	(3)	(4)
Total	$187,500,000	$20,457

(1)	The registrant previously registered securities with an aggregate offering price not to exceed $2,000,000,000 on a Registration Statement on Form S-3 (File No. 333-239328), which was filed by the registrant on June 19, 2020 and declared effective on July 1, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $187,500,000 is hereby registered, which represents securities issuable upon the exercise of the underwriters’ option to purchase additional securities, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act. Represents the registration fee only for the additional securities being registered.
(3)	Pursuant to Rule 416, there are also being registered hereunder an indeterminate amount or number of ordinary shares that may be issued upon conversion of the preferred shares being registered.
(4)	Under Rule 457(i), there is no additional filing fee payable with respect to the ordinary shares issuable upon conversion of the preferred shares because no additional consideration will be received in connection with the exercise of the conversion privilege.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference of Registration Statement on Form S-3, File No. 333-239328

Clarivate Plc (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional an additional amount of preferred shares of the Company having a proposed maximum aggregate offering price of $187,500,000 pursuant to Rule 462(b), promulgated under the Securities Act of 1933, as amended. The Company hereby incorporates by reference into this Registration Statement on Form S-3 the entirety of the Registration Statement on Form S-3 (File No. 333-239328) declared effective on July 1, 2020 by the Commission, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)       The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
5.1	Opinion of Ogier
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP
23.3	Consent of Deloitte & Touche LLP
23.4	Consent of Ogier (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-239328) declared effective on July 1, 2020 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this June 9, 2021.

CLARIVATE PLC

By:	/s/ Jerre Stead
Name: Jerre Stead
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this June 9, 2021.

Signature	Title
/s/ Jerre Stead	Executive Chairman, Chief Executive Officer and Director (principal executive officer)
Jerre Stead

/s/ Richard Hanks	Chief Financial Officer (principal financial officer)
Richard Hanks

/s/ Christie Archbold	Chief Accounting Officer (principal financial officer)
Christie Archbold

*	Director
Sheryl von Blucher

*	Director
Kosty Gilis

*	Director
Balakrishnan S. Iyer

*	Director
Nicholas Macksey

*	Director
Anthony Munk

*	Director
Jane Okun Bomba

*	Director
Charles J. Neral

*	Director
Richard W. Roedel

*By:	/s/ Jerre Stead
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Clarivate Plc, has signed this registration statement in the City of New York, State of New York, on this June 9, 2021.

VISTRA USA, LLC
By:	/s/ Waldo Mercado
	Name:	Waldo Mercado
	Title:	Manager